Exhibit 10.3

[Certain confidential portion of this exhibit were omitted by means of marking such portion with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material]

合同编号：HCYC001

Contract No. : HCYC001

租赁合同

Lease Contract

甲方: 福清市鸿昌食品有限公司

Party A: Fuqing Hongchang Food Co., LTD

乙方: 福清市元创物业管理有限公司

Party B: Fuqing Yuanchuang Property

签订日期:2025 年 月 日

Date of signing :2025

出租方(以下简称甲方)：福清市鸿昌食品有限公司

Lessor (hereinafter referred to as Party A) : Fuqing Hongchang Food Co., LTD

法定代表人：林增强

Legal representative: Lin Zengjiang

承租方(以下简称乙方)：福清市元创物业管理有限公司

Lessee (hereinafter referred to as Party B) : Fuqing Yuanchuang Property Management Co., LTD

法定代表人：柳政炜

Legal representative: Liu Zhengwei

甲方保证租赁给乙方的场地为甲方合法拥有的资产，乙方承诺签订本合同前已对使用场所进行了实地考察，详细了解使用场所的权属、面积、位置以及其相关配套设施等。

Party A warrants that the site leased to Party B is an asset legally owned by Party A, and Party B undertakes that it has conducted a field investigation of the site before signing this Contract to understand in detail the ownership, area, location and related supporting facilities of the site.

双方在自愿、平等、公平基础上，根据《中华人民共和国民法典》等法律的相关规定，就租赁和使用场地相关事宜达成以下约定，以兹双方共同信守。

On a voluntary, equal and fair basis and in accordance with the relevant provisions of the Civil Code of the People’s Republic of China and other laws, both parties have entered into the following agreement regarding the lease and use of the site, and both parties shall abide by it.

一、租赁场所的坐落、面积、及设施情况

The location, area and facilities of the leased site

1.1 甲方将位于福州市福清市元洪食品产业园永宾路12号以下场地租赁给乙方合法合理使用；租赁场地明细为：

Party A shall lease the following premises located at No. 12 Yongbin Road, Yuanhong Food Industrial Park, Fuqing City, Fuzhou City to Party B for lawful and reasonable use; Details of the leased site are as follows:

序号 Serial number	房产证 编号 房产证编号	层数 Number of layers	房产证 建筑面积 Building area of property ownership certificate	说明 Description

1	C车间 Workshop C	3	10093.99平米 (Square meter)	每层3364.36平米 Each floor is 3,364.36 square meters

2	1#车间 Workshop 1#	3	5973.40平米 (Square meter)	每层1991.13平米 Each floor is 1,991.13 square meters

3	B车间 Workshop B	4	7710.92平米 (Square meter)	每层1927.73平米 Each floor is 1,927.73 square meters

4	E车间 Workshop E	4	7710.92平米 (Square meter)	每层1927.73平米 Each floor is 1,927.73 square meters

5	18#宿舍 Dormitory 18#	5	5153.67平米 (Square meter)	首层商业区1030.73平米，其他层宿舍136套 The first floor commercial area 1030.73 square meters, other floor dormitory 136 sets

6	19#宿舍 Dormitory 19#	5	5153.67平米 (Square meter)	首层商业区1030.73平米，其他层宿舍136套 The first floor commercial area 1030.73 square meters, other floor dormitory 136 sets

7	20#宿舍 Dormitory 20#	6	4859.83平米 (Square meter)	首层商业区809.97平米，其他每层办公区809.97平米 The commercial area on the first floor is 809.97 square meters, and the office area on each other floor is 809.97 square meters

1.2 场地外的公共区域为甲方委托乙方的管理区，乙方使用和管理时须遵从国家安全消费及甲方规定；

The public area outside the site shall be the management area entrusted by Party A to Party B. Party B shall comply with the regulations of national safety consumption and Party A when using and managing the public area;

1.3 该场地按验收合格的现状交付使用，包括公共设施、设备等配套，具体详见实物照片。

The site shall be delivered and used according to the acceptance status, including public facilities, equipment and other supporting facilities. Please refer to the physical photos for details.

二、租赁期限 Lease term

乙方支付租赁费从 2025年 2月 1日算起；本合同租赁期限为5 年，即从2025年2月1日起至2030年1月31日止；租期届满后，同等条件下乙方有优先租赁权。

The lease fee paid by Party B shall be calculated from February 1, 2025; The lease term of this contract is 5 years, that is, from February 1, 2025 to January 31, 2030; Upon expiration of the lease term, Party B shall have the priority to lease under the same conditions.

三、租赁费计算及支付方式Calculation and payment method of rental fee

3.1、租赁费的计算 Calculation of rental fee

序号 Serial number	场所 Place	类别 Location	面积(平米)或套数(套) Area (square meters) or number of sets (sets)	租赁单价(元/平米或套/月) Rental unit price (YUAN/square meter or set/month)	月租金(元/月) Monthly rent (Yuan/month)	备注 Remarks

1	车间 Workshop	首层 Floor 1	9211.26	18	165802.68

2	车间 Workshop	2层 Floor 2	9211.26	17	156591.42

3	车间 Workshop	3层 Floor 3	9211.26	16	147380.16

4	车间 Workshop	4层 Floor 4	3855.46	15	57831.9

5	办公区 Office area	2层 Floor 2	809.97	29	23489.13

6	办公区 Office area	3层 Floor 3	809.97	29	23489.13

7	办公区 Office area	4层 Floor 4	809.97	29	23489.13

8	办公区 Office area	5层 Floor 5	809.97	29	23489.13

9	办公区 Office area	6层 Floor 6	809.97	29	23489.13

10	商业区 Business district	首层 Floor 1	2871.44	45	129214.8

11	宿舍 Dormitory	标准房 Standard room	200	650	130000

12	宿舍 Dormitory	高配房 Premium room	72	800	57600

月租金合计 Total monthly rent					961866.61

以上共计月租赁费基准为人民币961866.61元/月，含税价，税率为9%。

The total monthly rental fee above is 96,1866.61 yuan/month, including tax, and the tax rate is 9%.

3.3租赁费付二个月(合计1923733.22元)押一个月(961866.61元)，每二个月支付一次，先交租后使用，乙方需在每一期租赁费到期之日前10日内全额支付下一期租赁费，甲方收到租赁费后开具税务发票。款项汇至甲方指定银行账户。

The lease fee shall be paid for two months (RMB 1,923,733.22 in total) and one month (RMB 96,1866.61) shall be paid once every two months. Party B shall pay the next lease fee in full within 10 days before the expiration of each lease fee, and Party A shall issue a tax invoice upon receipt of the lease fee. The amount shall be remitted to the bank account designated by Party A.

收款单位：福清市鸿昌食品有限公司

Collection unit: Fuqing Hongchang Food Co., LTD

开户名：[*]

Account name: [*]

账号：[*]

3.4乙方对外转租时价格需报备甲方备案、年度调整租金需报甲方审核，需保证园区场地租金符合该产业园的政策与标准。

Party B shall submit the price to Party A for the record and the annual adjustment of the rent to Party A for review, and shall ensure that the rent of the park conforms to the policies and standards of the industrial park.

四、水、电、卫生、公摊费用支付

Payment of water, electricity, sanitation and shared expenses

4.1水(含市政污水处理费)、电费用分户计量，由乙方系甲方委托的物业公司对园区的实际租赁者按相关规定收取水电费，电费为：基本变压器费用由使用者共同分摊，电费单价按实际使用的峰谷平单价计量(年度如有调整以园区水电公示付费标准为准)，水费将根据乙方实际使用量按5元/吨收取(年度如有调整以园区水电公示付费标准为准)。

Water (including municipal sewage treatment fee) and electricity fee shall be measured separately. Party B, the property company entrusted by Party A, shall charge water and electricity fee to the actual lessee in the park according to relevant regulations. The basic transformer fee shall be shared by the users, and the unit price of electricity shall be measured according to the peak-valley unit price actually used (the annual adjustment shall be subject to the public payment standard of hydropower in the Park), and the water fee shall be charged at RMB 5 yuan / ton according to the actual usage of Party B (the annual adjustment shall be subject to the public payment standard of hydropower in the Park).

4.2 非因甲方原因及因园区维护而导致停电、停水，甲方不对乙方承担任何责任；

Party A shall not be liable to Party B for power outage or water outage not attributable to Party A or maintenance of the Park;

4.3 公共区域卫生费、公摊水电费按月甲方结算后缴纳，物业费按0.8元/m²收取，园区实际租赁人半年缴纳一次，由乙方收取，保证乙方的正常物业管理开支和提升物业管理能力。

Party A shall pay the health fee and water and electricity fee in the public area on a monthly basis after the settlement. The property fee shall be charged at RMB 0.8 yuan /m². The actual lessee of the park shall pay the fee once every six months and Party B shall collect it to ensure Party B’s normal property management expenses and improve its property management ability.

五、履约保证金 Performance bond

5.1 乙方应在本合同签订当日向甲方一次性支付履约保证金100000.00元(大写: 壹拾万元整)。甲方有权将保证金用于抵扣乙方应支付的但不限于使用费、水电费用、违约金以及损害赔偿金等。履约保证金因上述情况减少，乙方应在5个工作日内予以补足；

Party B shall pay a performance deposit of RMB 10,0000.00 (in words: RMB one hundred thousand only) to Party A in a lump sum on the signing date hereof. Party A has the right to use the deposit to offset but not limited to usage fee, water and electricity fee, liquidated damages and damages payable by Party B. If the performance bond is reduced due to the above circumstances, Party B shall make up the amount within 5 working days;

5.2 本合同终止后，若乙方履行了本协议项下的义务，甲方于退场之日起15个工作日内将履约保证金无息退还给乙方。

Upon termination of this Contract, if Party B performs its obligations hereunder, Party A shall return the performance bond to Party B without interest within 15 working days from the date of withdrawal.

六、场所装修改造及使用

Renovation and use of the site

6.1租赁场所外部及门头牌匾装修改造由乙方自行负责，乙方在装修改造前应将装修改造方案提交甲方书面审查，未经甲方书面同意，乙方不得动工；甲方不因上述审查而承担责任，相反，乙方也不因甲方上述审查而减轻或免除其应承担责任。

Party B shall be responsible for the decoration and renovation of the exterior and door head plaques of the leased Premises. Party B shall submit the decoration and renovation plan to Party A for written review before the decoration and renovation. Without the written consent of Party A, Party B shall not start the construction; Party A shall not be liable as a result of the above examination, and on the contrary, Party B shall not reduce or exempt its liability as a result of the above examination by Party A.

6.2 乙方对租赁场所的装修和改造不得破坏、改变房屋主体结构，不得对消防、电路和其他管线造成不良影响，不能影响园区内其他企业的正常经营；

Party B’s decoration and renovation of the leased premises shall not damage or change the main structure of the premises, cause adverse effects on fire fighting, electrical circuits and other pipelines, or affect the normal operation of other enterprises in the Park;

6.3 乙方装修过程中导致人身伤害或财产损失由乙方承担一切经济赔偿及法律责任；

Party B shall bear all economic compensation and legal liabilities for personal injury or property loss caused by Party B’s decoration process.

6.4 本合同非甲方原因终止的，乙方不得要求甲方赔偿、补偿租赁场所内已形成附合的装修装饰费用及装修装饰物损失；

If this Contract is terminated for reasons other than Party A, Party B shall not require Party A to compensate or compensate for the attached decoration expenses and losses of decoration items in the leased premises;

6.5 租赁期内，甲方若需要对该租赁物进行维护时，乙方应积极协助配合；

During the lease term, if Party A needs to maintain the leased property, Party B shall actively assist and cooperate;

6.6 乙方应在其经营范围内合理使用并爱护园区各项设施、设备，因乙方使用不当造成设施损坏或发生故障，由乙方承担维修、赔偿责任；

Party B shall reasonably use and take good care of the facilities and equipment in the Park within its business scope. Party B shall be liable for maintenance and compensation if the facilities are damaged or malfunctioning due to Party B’s improper use;

6.7 未经甲方书面同意，乙方不得将租赁场所的物业管理和服务以转租、借用、变更实际控制人等任何形式转让给他人或单位；

Without the written consent of Party A, Party B shall not transfer the property management and services of the leased Premises to any other person or entity in any form such as subletting, borrowing or changing the actual controller;

6.8 甲方同意乙方装修、改造的，仍不影响在合同终止后要求乙方恢复原状，恢复原状费用由乙方自行承担。

Party A agrees that Party B’s decoration and renovation shall not affect the request Party B to restore the original state after the termination of the Contract, and the cost of restoring the original state shall be borne by Party B.

6.9 若乙方需要开通蒸汽，开户费、计量表、蒸汽管道建设等相关费用均由乙方承担，甲方仅代收代付蒸汽相关费用。

If Party B needs to open steam, Party B shall bear the account opening fee, meter, steam pipeline construction and other related expenses, and Party A shall only collect and pay steam related expenses on its behalf.

七、双方的权利义务 Rights and obligations of both parties

7.1 甲方的权利义务Rights and obligations of Party A

7.1.1 甲方有权要求乙方按约支付全部费用，包括但不限于使用费、水电费、卫生费，乙方应当按约足额缴纳。若乙方逾期未付清，甲方有权采取相关措施；

Party A shall have the right to require Party B to pay all expenses as agreed, including but not limited to usage fees, utilities and health expenses, and Party B shall pay in full as agreed. If Party B fails to make the payment within the time limit, Party A has the right to take relevant measures;

7.1.2 甲方有权按照乙方签署的承诺书、责任书或签收的其他规章制度等要求乙方支付违约金或者要求赔偿损失；

Party A has the right to demand Party B to pay liquidated damages or claim compensation for losses in accordance with the letter of commitment, letter of responsibility or other rules and regulations signed by Party B;

7.1.3 甲方有责任保障相关经营设施的正常使用，为乙方的经营管理服务活动提供便利；

Party A shall be responsible for ensuring the normal use of relevant operating facilities and providing convenience for Party B’s operation and management service activities;

7.1.4 甲方有依法制订、修定各项管理办法、规章制度、实施细则，自主开展各项管理并负责监督实施的权利。

Party A has the right to formulate and revise various management methods, rules and regulations and implementation rules according to law, independently carry out various management and supervise the implementation.

7.2乙方的权利义务Rights and obligations of Party B

7.2.1 乙方应在合同签订后 ______/ _____内完成装修，并在 2025 年 2月 1日启动物业管理服务与招商活动； Party B shall complete the decoration _____/_______ within the signing of the Contract, and start the property management services and investment promotion activities on February 1, 2025;

7.2.2 乙方不得从事非法经营；在其营业执照核定的经营范围内从事合法的经营活动，不受甲方干涉；政府相关部门的例行检查乙方应积极主动配合；

Party B shall not engage in illegal business; To engage in lawful business activities within the business scope approved in its business license without interference from Party A; Party B shall actively cooperate with the routine inspection of relevant government departments;

7.2.3 乙方必须遵守的甲方的各项合理的规章制度，维护正常的市场秩序；

Party B shall abide by all reasonable rules and regulations of Party A to maintain normal market order;

7.2.4 乙方不得以甲方名义从事经营活动，乙方必须持证经营；

Party B shall not engage in business activities in the name of Party A, and Party B must operate with a license;

7.2.5 乙方应当保持对本合同项下承租使用场所的持续经营；不得出现无人值班经营现象；

Party B shall maintain the continuous operation of the leased premises hereunder; No unattended operation shall occur;

7.2.6 乙方保证对租赁使用场所范围及实际使用区域内的生产安全、治安安全、消防安全负责；并独自承担因上述安全问题产生的一切责任；

Party B warrants that it is responsible for production safety, public security safety and fire safety within the scope of the leased premises and the actual use area; And solely assume all responsibilities arising from the above safety problems;

乙方特别要根据《福建省消防条例》、《机关、团体、企业、事业单位消防安全管理规定》等消防法律规定履行包括但不限于以下消防职责：

Party B shall, in particular, perform fire control duties including but not limited to the following in accordance with Fire Control Regulations of Fujian Province, Fire Control Safety Management Regulations of Government Organs, Organizations, Enterprises and Institutions and other fire control laws:

7.2.7.1乙方装修、经营过程中应根据国家、地方及项目消防规范要求，不得使用、存放任何易燃、易爆、有毒、有害装修材料、设施及其他物品;

Party B shall not use or store any flammable, explosive, toxic or harmful decoration materials, facilities or other articles in the course of decoration and operation according to the requirements of national, local and project fire control codes;

7.2.7.2乙方不得堵占消防通道，并自费在使用场所内配齐消防器具，并确保使用场所内消防设施处于正常使用状态；

Party B shall not block the fire access, equip the fire fighting equipment in the use site at its own expense, and ensure that the fire fighting facilities in the use site are in normal use;

7.2.7.3营业期间使用场所内必须有乙方工作人员在场，在下班、假期前应对使用场所进行检查，确保不存在任何火灾隐患：

During the business period, Party B’s staff must be present in the premises to be used, and the premises shall be inspected before leaving work or holidays to ensure that there is no fire hazard:

7.2.8乙方及实际承租方在生产过程中，必须严格遵守相应的法律法规，严格把控排放标准，加工污水须处理达到排放标准后统一入甲方化粪池，沉淀后再排入污水管网，若乙方未遵守，对甲方及第三方造成损失的，均由乙方全部承担。

During the production process, Party B and the actual lessee shall strictly abide by the relevant laws and regulations and strictly control the discharge standards. The processed sewage shall be treated to meet the discharge standards and then uniformly transferred into Party A’s septic tank, and then discharged into the sewage pipe network after sedimentation. If Party B fails to comply, Party B shall bear all losses caused to Party A and third parties.

八、合同的变更与解除 Modification and termination of the contract

8.1 合同如需变更，甲乙双方应当另行协商并签订书面合同；

If the Contract needs to be changed, both parties shall negotiate separately and sign a written contract;

8.2 使用期内，乙方存在以下情形的，甲方可以单方解除本合同:

During the term of use, Party A may unilaterally terminate this Contract if Party B has any of the following circumstances:

8.2.1乙方逾期未按本合同约定足额向甲方支付其应付的使用费及应向第三方支付的相关费用(包括但不限于使用费、水电费、卫生费等)超过三十天的；

Party B fails to pay Party A the royalty payable and relevant fees payable to third parties (including but not limited to royalty, utilities, health expenses, etc.) in full as agreed herein for more than thirty days;

8.2.2 乙方未在本合同签订当日交付履约保证金或未补足履约保证金超过三十天的；

Party B fails to pay the performance bond on the signing date hereof or fails to make up the performance bond for more than 30 days;

8.2.3 乙方擅自改变使用场所使用用途，并从事违法、犯罪活动的。

Party B changes the use of the site without authorization and engages in illegal or criminal activities.

8.3 因政府原因及自然灾害等不可抗力事件无法履行本合同，双方均有权单方面解除本合同。

If the Contract cannot be performed due to force majeure events such as government reasons and natural disasters, both parties shall have the right to unilaterally terminate the Contract.

九、违约责任Liability for breach of contract

9.1 若甲方违约造成乙方损失，甲方应当赔偿乙方的全部损失；

If Party A breaches the contract and causes losses to Party B, Party A shall compensate Party B for all losses

9.2 乙方违反本合同约定，甲方有权书面要求乙方进行整改，乙方拒绝整改的，甲方有权自行强制整改，因此产生的费用及责任由乙方自行承担；

If Party B breaches provisions hereof, Party A shall have the right to request Party B to make rectification in writing. If Party B refuses to make rectification, Party A shall have the right to force Party B to make rectification, and all expenses and liabilities arising therefrom shall be borne by Party B;

9.3 乙方未按本合同约定向甲方支付应付款项的，应向甲方支付逾期付款违约金，逾期付款违约金以应付款项为基数，按每日万分之五自应付之日起计算至实付之日止；

If Party B fails to pay the amount payable to Party A as agreed herein, it shall pay liquidated damages for overdue payment to Party A. The liquidated damages for overdue payment shall be calculated at 0.5% per day from the date of payable to the date of actual payment based on the amount payable;

9.4乙方违反本合同约定、园区管理规定、物业管理规定拒不改正的，或逾期未向甲方支付补足履约保证金、公区卫生费、水电费的，甲方有权对乙方进行停水停电，停水停电产生后果由乙方自行承担；

If Party B violates provisions hereof, park management regulations and property management regulations and refuses to make corrections, or fails to pay supplementary performance deposit, public area health fee, water and electricity fee to Party A within the time limit, Party A shall have the right to cut off water and power to Party B, and Party B shall bear the consequences arising from the cut off water and power.

9.5 甲方根据8.2条单方解除合同的，有权没收乙方已交付的履约保证金，乙方预交的使用费也不再退还，此外乙方还应赔偿其违约给甲方造成的所有损失(包含但不限于整改、清理费用)；

If Party A unilaterally terminates the Contract according to Article 8.2, it shall have the right to confiscate the performance bond paid by Party B and the usage fee paid by Party B shall not be refunded. In addition, Party B shall compensate Party A for all losses caused by its breach of contract (including but not limited to rectification and cleanup costs);

9.6 若甲方对乙方违约采取的相关督促措施造成乙方经营损失，由乙方自行承担；

Party B shall be liable for operating losses caused by relevant supervision measures taken by Party A in response to Party B’s breach;

9.7 乙方违约的，除承担本合同约定的违约责任外，还应承担甲方主张权利产生所支付的全部费用。

If Party B breaches the contract, it shall bear the liability for breach of contract as agreed herein and all the expenses paid by Party A for claiming the rights.

十、租赁场所的退还Return of the leased premises

10.1本合同终止时，乙方应积极与甲方办理交接手续，及时退场；若乙方违反合同约定未及时退场，甲方有权立即对该场所采取停水、停电措施；

Upon termination of this Contract, Party B shall actively handle the handover procedures with Party A and exit in time; If Party B fails to leave the premises in time in violation of provisions hereof, Party A shall have the right to immediately take measures to cut off water or power;

10.2 合同终止，对于租赁场所内的装修附着物，双方有权要求保留或恢复原状，乙方无条件予以配合。乙方违反规定的，甲方有权选择不同意乙方退场；

Upon termination of the Contract, both parties shall have the right to request retention or restoration of the decoration attachments in the leased premises, and Party B shall provide unconditional cooperation. If Party B violates the provisions, Party A has the right to choose not to agree with Party B’s withdrawal;

10.3对于租赁场所内的装修附着物，甲方有权要求保留或恢复原状，乙方无条件予以配合：乙方违反该约定的，甲方有权选择不同意乙方退场。此外，甲方也有权选择要求乙方对擅自拆卸、毁坏的装修附着物按全新价进行赔偿或委托第三方进行修复，并由乙方承担恢复原状费用，甲方选择自行恢复原状，乙方仍需按上述标准向甲方支付场地占用费；

Party A shall have the right to request to retain or restore the decoration attachments in the leased premises, and Party B shall provide unconditional cooperation. If Party B violates this agreement, Party A shall have the right to choose not to agree with Party B’s withdrawal. In addition, Party A also has the right to request Party B to compensate for the decoration attachments disassembled or destroyed without authorization at a new price or entrust a third party to repair them, and Party B shall bear the cost of restoring the original state. If Party A chooses to restore the original state by itself, Party B shall still pay Party A the site occupancy fee according to the above standards.

10.4乙方尚有未付清本合同约定应付款项及应承担责任时，甲方有权不同意乙方退场，乙方仍应承担逾期退场而产生的场地占用费等；

If Party B fails to pay off the amount payable and responsibilities as agreed herein, Party A shall have the right to disagree with Party B’s withdrawal, and Party B shall still bear the site occupancy fees incurred by the overdue withdrawal;

10.5乙方在退场时应该服从甲方的安排，做好卫生清理工作并将物品清空，未清空的物品视为放弃，甲方有权进行处置，并要求乙方支付处置费用；

Party B shall obey the arrangement of Party A when leaving the premises, do a good job in cleaning and emptying the items. The items not emptied shall be deemed as abandoned, and Party A shall have the right to dispose of them and require Party B to pay the disposal fee;

10.6乙方违反合同的约定，除需按上述约定承担责任外，甲方还有权没收乙方全部的履约保证金。

If Party B breaches the provisions hereof, Party A shall have the right to confiscate all the performance bond of Party B in addition to bearing responsibilities as agreed above.

十一、争议的解决 Dispute resolution

若双方履行本合同发生争议，应当友好协商，协商不成，任何一方有权向甲方所在地的有管辖权的人民法院提起诉讼，违约方还应承担诉讼费\保全费\律师费\评估费\鉴定费等。

In case of any dispute arising from the performance of this Contract, the parties shall negotiate in a friendly manner. If no agreement can be reached through negotiation, either party shall have the right to file a lawsuit with the people’s court with jurisdiction in the place where Party A is located, and the breaching party shall also bear legal costs, preservation fees, attorney’s fees, evaluation fees, appraisal fees, etc.

十二、续约 Renewal

本合同到期后若乙方需要继续使用场所，须在本合同到期前60天内，向甲方提出继续使用的书面要求，在同等条件下，乙方享有优先承租权。甲方有权进行使用费调整，并于本合同到期前10天签订续签合同。若乙方不再继续使用场所，须于本合同到期前60天书面告知甲方，以便甲方提前做好招租工作。

If Party B needs to continue to use the premises after the expiration of this Contract, it shall submit a written request to Party A for continued use within 60 days prior to the expiration of this contract. Under the same conditions, Party B shall have the priority to rent the premises. Party A has the right to adjust the usage fee and sign the renewal contract 10 days before the expiration of this contract. If Party B does not continue to use the premises, it shall notify Party A in writing 60 days before the expiration of this contract, so that Party A can complete the leasing work in advance.

十三、其他 Others

本合同载明的乙方联系方式为法院诉讼法律文书的送达地址以及甲方通知乙方履行本合同的所有相关事项的送达地址；若乙方需变更联系方式，须变更前七日以特快专递通知甲方。

The contact information of Party B specified in this Contract shall be the address of service of legal documents in court proceedings and the address of service of all matters related to Party A’s notification of Party B’s performance of this Contract; If Party B needs to change its contact information, it shall notify Party A by express mail seven days in advance of the change.

十四、保密义务 Confidentiality obligation

甲乙双方对双方的合作及本合同的具体内容以及在合作过程中获知的对方的商业秘密(包括但不限于商业信息、企业管理文档、企业数据)等负有保密义务，未经对方事先书面同意，任何一方不得批露给任何第三方，尤其乙方不得将甲方的商业秘密泄露给其他商户和甲方的竞争者。

Party A and Party B shall keep confidential the cooperation between the two parties and the specific contents of this Contract, as well as the other party’s trade secrets (including but not limited to business information, enterprise management documents and enterprise data) obtained during the cooperation. Without the prior written consent of the other party, neither party shall disclose them to any third party. In particular, Party B shall not disclose Party A’s trade secrets to other merchants and Party A’s competitors.

十五、其他约定 Other conventions

15.1本合同所指"经甲方书面同意"均为指经甲方盖章后才能视为书面同意，仅有甲方工作人员的签字均不能视为已取得甲方书面同意；

“With written consent of Party A” referred to herein means that written consent shall not be deemed to have been obtained until sealed by Party A, and written consent shall not be deemed to have been obtained only when signed by Party A’s staff;

15.2本合同自双方盖章(签字)之日起生效，本合同壹式肆份，甲方执叁份，乙方执壹份，具有同等的法律效力；

This Contract shall come into force upon being sealed (signed) by both parties. This Contract is made in four originals, with Party A holding three copies and Party B holding one copy, all of which shall have the same legal effect;

15.3本合同未尽事宜，双方另行协商，并另行签订补充合同；

For matters not covered herein, both parties shall negotiate separately and enter into a supplementary contract separately;

15.4乙方承诺签订本合同前与甲方就本合同的内容进行了充分协商，本合同非甲方的格式合同；本合同内容是双方一致真实意思的表示，乙方没有受到任何欺诈、胁迫、乘人之危；

Party B undertakes that it has fully negotiated with Party A on the contents of this Contract before signing this Contract, and this Contract is not a standard contract of Party A; The contents of this contract represent the true intentions of both parties. Party B is not subject to any fraud, coercion or danger.

15.5乙方承诺签订本合同前甲方已经详细、真实的向乙方披露了甲方的所有规章制度，包括但不限于使用场所管理制度、安全管理规范等相关制度，乙方充分知晓并承诺自觉履行和遵守前述标准和制度。若甲方变更前述标准和制度，乙方承诺自愿按照变更后的标准和制度履行；

Party B undertakes that before signing this Contract, Party A has disclosed all rules and regulations of Party A to Party B in detail and truthfully, including but not limited to the site management system, safety management standards and other relevant systems, and Party B is fully aware of and promises to consciously perform and abide by the aforementioned standards and regulations. If Party A changes the aforesaid standards and systems, Party B undertakes to voluntarily comply with the changed standards and systems;

15.6甲方承诺若本合同项下的房屋所有权、土地使用权发生转让，乙方放弃优先购买权，甲方也无需通知乙方；

Party A undertakes that if the building ownership and land use right hereunder are transferred, Party B will give up the preemptive right and Party A does not need to notify Party B;

15.7本合同签订后，甲方有权单方将本合同项下的权利、义务转让给第三人，乙方无条件同意；但乙方权利义务不变。

Upon the signing of this Contract, Party A shall have the right to unilaterally transfer the rights and obligations hereunder to a third party, and Party B shall unconditionally agree; However, the rights and obligations of Party B remain unchanged.

（以下无正文，为合同签署页）

(The following is the contract signing page without text)

甲方：福清市鸿昌食品有限公司		乙方：福清市元创物业管理有限公司

Party A: Fuqing Hongchang Food Co., LTD.		Party B: Fuqing Yuanchuang Property Management Co., LTD

法定代表人： 林增强		法定代表人：柳政炜

Legal representative:	/s/ Zengjiang Lin	Legal representative:	/s/ Zhengwei Liu

联系电话：		联系电话：

Tel:		Tel:

签订时间： 2025年 月 日		签订地点：福清市元洪食品产业园永宾路12号

Date of signing:		Place of signing: No. 12 Yongbin Road, Yuanhong Food Industrial Park, Fuqing City

合同附件：
Appendix	1.	身份证复印件 Copy of ID card

	2.	使用区域平面图 Use area plans

	3.	租赁场地设施交接清单 Handover list of leased site facilities

	4.	营业执照复印件 Copy of business license

	5.	《消防安全承诺书》 “Fire Safety Commitment”

附件三：租赁场地设施交接单

Appendix 3: Handover form of leased site facilities

乙方代表在签订本合同前已对使用场所进行了实地考察，详细了解使用场所的权属、面积、位置以及其相关配套设施等，并正式接受甲方移交的消防功能区、自来水供应系统、电气系统、环保及污水处理功能区、消防安全通道等功能区与体系的设施与设备。

The representative of Party B has conducted a field investigation on the site before signing this Contract, understood the ownership, area and location of the site and its related supporting facilities in detail, and formally accepted the facilities and equipment handed over by Party A in the fire protection functional area, water supply system, electrical system, environmental protection and sewage treatment functional area, fire safety passage and other functional areas and systems.

甲方移交的设施与设备符合标准与要求、使用功能正常；乙方承诺按照标准正常使用、维护；当乙方在使用中有损坏时，乙方及时维修保证其正常运行。

The facilities and equipment handed over by Party A meet the standards and requirements and function normally; Party B undertakes to use and maintain it normally according to the standards; If Party B is damaged during use, Party B shall timely repair and ensure its normal operation.

甲方 (盖章)Fuqing Hongchang Food Co., LTD		乙方 (盖章)Fuqing Yuanchuang Property
Party A (seal)	/s/ Jie Lin	Party B (seal)	/s/ Junping Huang

日期：2025年 月 日		日期：2025年 月 日
Date: 2025		Date: 2025

附件五：《消防安全管理责任承诺书》

Appendix 5: Commitment of Fire Safety Management Responsibility

消防安全管理责任承诺书 Commitment of Fire Safety Management Responsibility

为了配合福清市鸿昌食品有限公司及鸿昌食品产业园的消防安全管理工作，预防火灾、爆炸、等安全事故发生，保障人身财产安全，根据《中华人民共和国消防法》、《机关、团体、企业、事业单位消防安全管理规定》等法律法规的有关规定，承诺人特承诺如下：

In order to cooperate with the fire safety management of Fuqing Hongchang Food Co., Ltd. and Hongchang Food Industrial Park, prevent fire, explosion and other safety accidents, and ensure the safety of people and property, the promisee hereby undertakes as follows in accordance with the relevant provisions of the Fire Prevention Law of the People’s Republic of China, the Regulations on Fire Safety Management of Organs, Organizations, Enterprises and Institutions and other laws and regulations:

1.对本承诺人及雇请人员引起的火警火灾、爆炸、中毒及其他造成人身财产损失的事故承担全部责任；

The promisee and its employees shall be fully liable for fire, explosion, poisoning and other accidents causing personal and property losses caused by the promisee and its employees;

2.贯彻"安全第一、预防为主"的方针，对其经营管理区域内的安全管理全面负责，制定安全管理制度和操作规程，及时消除安全事故隐患；对雇请人员进行安全教育，使其自觉遵守各项安全管理规定，确保安全经营。一旦发生安全事故应及时、如实报告园区消防管理部门；

Adhere to the principle of ’Safety First, Prevention Foremost,’ assume full responsibility for safety management within the operational area, establish safety management systems and operational procedures, and promptly eliminate potential safety hazards. Provide safety education to hired personnel to ensure their voluntary compliance with all safety regulations and maintain safe operations. In the event of any safety incident, immediately and truthfully report it to the park’s fire safety management authorities.

3.对经营范围内包括消防设施器材(室内消火栓、声光报警器、手动报警器、喷淋设施等)在内的安全设备设施进行经常性维护、保养，保证处于适用状态；

Regularly maintain and maintain the safety equipment and facilities within the business scope, including fire fighting facilities and equipment (indoor fire hydrants, sound and light alarms, manual alarms, spray facilities, etc.), to ensure that they are in the applicable state;

4.承诺人应加强防火措施，按规定配备足量、有效消防器材，并放置于容易取到的位置；

The promisee shall strengthen fire prevention measures, be equipped with sufficient and effective fire fighting equipment as required, and place it in an easily accessible location;

5.承诺人进行装修前，应向福清市鸿昌食品有限公司及园区消防主管部门提出书面申请，经审批并准许后方可进行装修；

The promisee shall submit a written application to Fuqing Hongchang Food Co., Ltd. and the fire department of the park before the decoration. The decoration can only be carried out after the examination and approval;

6.装修期间消防设施、设备应按照规定装修，消防管网阀门位置应设置观察孔，不能将阀门位置封闭，如未按规定装修，由承诺人承担后期整改的全部费用及全部消防事故责任。

During the decoration period, the fire fighting facilities and equipment shall be decorated in accordance with the provisions, and the valve position of the fire fighting pipe network shall be set with observation holes, and the valve position shall not be closed. If the decoration is not in accordance with the provisions, the promisee shall bear all the expenses for later rectification and all the responsibility for fire fighting accidents.

特此承诺。This is hereby promised.

乙方公司(盖章)
Party B’s Company (seal)

承诺人：柳政炜
Promisee:	/s/ Zhengwei Liu

2025年 月 日
Date: 2025